Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Mobile-health Network Solutions and Its Subsidiaries for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

March 3, 2026

Page 1 of 1